Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements No. 333-114744 and No. 333-98933 on Form S-8 of our report dated June 25, 2020 relating to the AB Car Rental Services, Inc. Retirement Savings Plan For Bargaining Hourly Employees statements of net assets available for benefits as of December 31, 2019 and 2018 and the related statement of changes in net assets available for benefits for the year ended December 31, 2019, which appear in this Annual Report on Form 11-K.

/s/ CohnReznick LLP

Roseland, New Jersey
June 25, 2020

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